Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

BRIGHAM EXPLORATION WILLISTON BASIN ANALYST AND INVESTOR CONFERENCE ON SEPTEMBER 22, 2009

  Austin, TX — September 21, 2009 — Brigham Exploration Company (NASDAQ:BEXP) will hold its 2009 Williston Basin analyst and investor conference in Williston, North Dakota on Tuesday, September 22, 2009 at 5:00 PM Central Time (6:00 PM Eastern Time).  To access the live webcast, either visit our website at www.bexp3d.com or visit http://www.investorcalendar.com/IC/CEPage.asp?id=149520 on Tuesday, September 22, 2009 prior to the start of the conference.  Presentation slides for the webcast will be posted to our website home page at www.bexp3d.com on September 22, 2009.  If you are unable to listen to the live webcast, a replay will be available following the conference through October 22, 2009 and can be accessed from www.bexp3d.com.

ABOUT BRIGHAM EXPLORATION

Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore for and develop onshore domestic oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

Contact:	Rob Roosa, Finance Manager (512) 427-3300